Exhibit 10.2

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT is made as of June 24, 2008 by and between Ashutosh Roy, an individual (“Roy”), Oak Hill Capital Partners, L.P. (“OHCP”), Oak Hill Capital Management Partners, L.P. (‘OHCM”), and FW Investors V, L.P. (“FW”) (each of Roy, OHCP, OHCM and FW, a “Creditor” and, collectively, “Creditors”), and BRIDGE BANK NATIONAL ASSOCIATION (“Bank”).

RECITALS

A. EGAIN COMMUNICATIONS CORPORATION ( “Borrower”), has requested and/or obtained certain loans or other credit accommodations from Bank which are or may be from time to time secured by assets and property of Borrower.

B. Roy has extended credit to Borrower, as evidenced by that certain Promissory Note dated June 29, 2007, in the approximate principal amount of $6,833,333.00 (the “Roy Note”). OHCP has extended credit to Borrower, as evidenced by that certain Promissory Note dated March 31, 2004, in the approximate principal amount of $1,077,806 (the “OHCP Note”). OHCM has extended credit to Borrower, as evidenced by that certain Promissory Note dated March 31, 2004, in the approximate principal amount of $27,636.00 (the “OHCM Note”). FW has extended credit to Borrower, as evidenced by that certain Promissory Note dated March 31, 2004, in the approximate principal amount of $561,225.00 (the “ FW Note” and, with the Roy Note, the OHCP Note, and the OHCM Note, the “Notes”).

C. In order to induce Bank to extend credit to Borrower, each Creditor is willing to subordinate: (i) all of Borrower’s indebtedness and obligations to such Creditor, including any indebtedness evidenced by the Notes, whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to Bank; and (ii) all of such Creditor’s security interests, if any, in the Borrower’s property, to all of Bank’s security interests in the Borrower’s property.

NOW, THEREFORE, The Parties Agree As Follows:

1. Each Creditor subordinates to Bank any security interest or lien that such Creditor may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interest of Creditors and the security interest of Bank, the security interest of Bank in the Collateral, as defined in that certain Loan and Security Agreement between Borrower and Bank, dated as of June 24, 2008, as amended from time to time (the “Loan Agreement”), shall at all times be prior to the security interest of Creditors. Capitalized terms not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Bank now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement (the “Senior Debt”).

3. Each Creditor will not demand or receive from Borrower (and Borrower will not pay to any Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will any Creditor exercise any remedy with respect to the Collateral, nor will any Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, for so long as any portion of the Senior Debt remains outstanding.

4. Each Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by such Creditor where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by any Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

5. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Bank’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to any Creditor.

6. For so long as any of the Senior Debt remains unpaid, each Creditor irrevocably appoints Bank as such Creditor’s attorney-in-fact, and grants to Bank a power of attorney with full power of substitution, in the name of such Creditor or in the name of Bank, for the use and benefit of Bank, without notice to any Creditor, to perform at Bank’s option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower:

(i) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of any Creditor if such Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Bank elects, in its sole discretion, to file such claim or claims; and

(ii) To accept or reject any plan of reorganization or arrangement on behalf of any Creditor and to otherwise vote such Creditor’s claims in respect of any Subordinated Debt in any manner that Bank deems appropriate for the enforcement of its rights hereunder.

7. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that any Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

8. This Agreement shall remain effective for so long as the Bank has any obligation to make credit extensions to Borrower or Borrower owes any amounts to Bank under the Loan Agreement or otherwise. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditors shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to any Creditor, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Bank’s rights hereunder. Each Creditor waives the benefits, if any, of Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

9. This Agreement shall bind any successors or assignees of each Creditor and shall benefit any successors or assigns of Bank. This Agreement is solely for the benefit of Creditors and Bank and not for the benefit of Borrower or any other party. Each Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Bank makes a request of a Creditor, such Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

10. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles. Each Creditor and Bank submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California. EACH CREDITOR AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. IF THIS JURY WAIVER IS UNENFORCEABLE, THE PARTIES WILL RESOLVE ALL DISPUTES BY JUDICIAL REFERENCE PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 638 ET SEQ, BEFORE A REFEREE SITTING WITHOUT A JURY. SUCH REFEREE SHALL BE

MUTUALLY ACCEPTABLE TO THE PARTIES OR, IF NO REFEREE IS MUTUALLY ACCEPTABLE, THEN APPOINTED BY THE PRESIDING JUDGE OF THE CALIFORNIA SUPERIOR COURT FOR SANTA CLARA COUNTY.

12. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Each Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement, and each Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditors and Bank.

13. Each Creditor by its execution hereof, hereby (i) consents to Borrower’s execution and delivery of the Loan Agreement and any related documents thereto (ii) consents to the incurrence by the Borrower of its obligations thereunder and to the performance thereof and (iii) agrees that the Senior Debt shall be deemed “Permitted Indebtedness” and the liens granted by Borrower to Bank under the Loan Agreement shall be deemed “Permitted Liens” under that certain Note and Warrant Purchase Agreement dated as of March 31, 2004, as amended from time to time.

14. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“CREDITOR”

/s/ Ashutosh Roy
Ashutosh Roy

“CREDITOR”

OAK HILL CAPITAL PARTNERS, L.P.

By:	OHCP GenPar, L.P., its general partner

By:	OHCP MGP, LLC, its general partner

By:	/s/ Kevin Levy
Title:	Vice President

“CREDITOR”

OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

By:	OHCP GenPar, L.P., its general partner

By:	OHCP MGP, LLC, its general partner

By:	/s/ Kevin Levy
Title:	Vice President

“CREDITOR”

FW INVESTORS V, L.P.

By:	FW MANAGEMENT II, L.L.C., its general partner

By:	/s/ Kevin Levy
Title:	Vice President

“BANK”

BRIDGE BANK NATIONAL ASSOCIATION

By:	/s/ Derek T. Almeida
Title:	Vice President

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT]

The undersigned approves of the terms of this Agreement.

“BORROWER”

EGAIN COMMUNICATIONS CORPORATION

By:	/s/ Eric Smit
Title:	Chief Financial Officer

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT]